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                                                                     EXHIBIT 3.2



                           AMENDED AND RESTATED BYLAWS


                                       OF


                          PACIFIC GULF PROPERTIES INC.



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                           AMENDED AND RESTATED BYLAWS

                                       OF

                          PACIFIC GULF PROPERTIES INC.

                                TABLE OF CONTENTS


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ARTICLE I  MEETING OF STOCKHOLDERS..........................................................  1

1.01. PLACE.................................................................................  1
1.02. ANNUAL MEETING........................................................................  1
1.03. MATTERS TO BE CONSIDERED AT ANNUAL MEETING ...........................................  1
1.04. SPECIAL MEETINGS......................................................................  3
1.05. NOTICE................................................................................  3
1.06. SCOPE OF NOTICE.......................................................................  3
1.07. QUORUM................................................................................  3
1.08. VOTING................................................................................  3
1.09. PROXIES...............................................................................  4
1.10. CONDUCT OF MEETING....................................................................  4
1.11. TABULATION OF VOTES...................................................................  4
1.12. INFORMAL ACTION BY STOCKHOLDERS.......................................................  4
1.13. VOTING BY BALLOT......................................................................  5

ARTICLE II  DIRECTORS.......................................................................  5

2.01. GENERAL POWERS........................................................................  5
2.02. NUMBER, TENURE AND QUALIFICATION......................................................  5
2.03. NOMINATION OF DIRECTORS...............................................................  5
2.04. ANNUAL AND REGULAR MEETINGS...........................................................  7
2.05. SPECIAL MEETINGS......................................................................  7
2.06. NOTICE................................................................................  7
2.07. QUORUM................................................................................  7
2.08. VOTING................................................................................  7
2.09. CONDUCT OF MEETINGS...................................................................  8
2.10. RESIGNATION...........................................................................  8
2.11. REMOVAL OF DIRECTORS..................................................................  8
2.12. VACANCIES.............................................................................  8
2.13. INFORMAL ACTION BY DIRECTORS..........................................................  8
2.14. COMPENSATION..........................................................................  8
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ARTICLE III  COMMITTEES.....................................................................  9

3.01. NUMBER, TENURE AND QUALIFICATION......................................................  9
3.02. DELEGATION OF POWER...................................................................  9
3.03. QUORUM AND VOTING ....................................................................  9
3.04. CONDUCT OF MEETING....................................................................  9
3.05. INFORMAL ACTION BY COMMITTEES.........................................................  9

ARTICLE IV  OFFICERS........................................................................ 10

4.02. REMOVAL............................................................................... 10
4.03. VACANCIES............................................................................. 10
4.04. CHAIRMAN OF THE BOARD................................................................. 10
4.05. PRESIDENT............................................................................. 10
4.06. VICE PRESIDENTS....................................................................... 11
4.07. SECRETARY............................................................................. 11
4.09. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS........................................ 11
4.10. SUBORDINATE OFFICERS.................................................................. 12
4.11. SALARIES.............................................................................. 12

ARTICLE V  STOCK............................................................................ 12

5.01. CERTIFICATES FOR STOCK................................................................ 12
5.02. TRANSFERS............................................................................. 12
5.03. RECORD DATES AND CLOSING OF TRANSFER BOOKS............................................ 12
5.04. STOCK LEDGER.......................................................................... 13
5.05. CERTIFICATION OF BENEFICIAL OWNER..................................................... 13
5.06. LOST STOCK CERTIFICATES............................................................... 13

ARTICLE VI  FINANCE......................................................................... 13

6.01. CHECKS, DRAFTS, ETC................................................................... 13
6.02. ANNUAL STATEMENT OF AFFAIRS........................................................... 14
6.03. FISCAL YEAR........................................................................... 14
6.04. DIVIDENDS............................................................................. 14
6.05. CONTRACTS............................................................................. 14

ARTICLE VII  SUNDRY PROVISIONS.............................................................. 14

7.01. BOOKS AND RECORDS..................................................................... 14
7.02. CORPORATE SEAL........................................................................ 14
7.03. BONDS................................................................................. 14
7.04. VOTING UPON SHARES IN OTHER CORPORATIONS.............................................. 15
7.05. MAIL.................................................................................. 15
7.06. EXECUTION OF DOCUMENTS................................................................ 15
7.07. AMENDMENTS............................................................................ 15
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ARTICLE VIII  INDEMNIFICATION............................................................... 15

8.01. INDEMNIFICATION....................................................................... 15
8.02. PROCEDURE............................................................................. 15
8.03. EXCLUSIVITY, ETC...................................................................... 16
8.04. SEVERABILITY; DEFINITIONS............................................................. 16
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                                    ARTICLE I

                             MEETING OF STOCKHOLDERS

        1.01. PLACE. All meetings of the holders of the issued and outstanding capital stock of the Corporation (the "Stockholders") shall be held at the principal executive office of the Corporation or such other place within the United States as shall be stated in the notice of the meeting.

        1.02. ANNUAL MEETING. An annual meeting of the Stockholders for the election of Directors and the transaction of such other business as properly may be brought before the meeting shall be held at 10:00 a.m. on the second Wednesday in May of each year or at such other date and time as may be fixed by the Board of Directors. If the date fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If no annual meeting is held on the date designated, a special meeting in lieu thereof may be held, and such special meeting shall have, for purposes of these Bylaws other otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these Bylaws to an annual meeting or to annual meetings shall be deemed to refer also to any special meeting(s) in lieu thereof. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

        1.03. MATTERS TO BE CONSIDERED AT ANNUAL MEETING.

        (a) At an annual meeting of Stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (i) by, or at the direction of, a majority of the Board of Directors, or (ii) by any holder of record (both as of the time notice of such proposal is given by the Stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the Corporation's capital stock entitled to vote at such annual meeting who complies with the procedures set forth in this Section 1.03. For a proposal to be properly brought before an annual meeting by a Stockholder, other than a stockholder proposal included in the Corporation's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the Stockholder must have given timely notice thereof in writing to the Secretary of the corporation, and such Stockholder or his or her representative must be present in person at the annual meeting. For the first annual meeting following the initial public offering of common stock of the Corporation, a Stockholder's notice shall be timely if delivered to, or mailed and received at, the principal executive office of the corporation not later them the close of business on the 20th calendar day (or if that day is not a business day for the corporation, on the next business day) following the date on which notice of the date of the first annual meeting is mailed or otherwise transmitted to Stockholders. For all subsequent annual meetings, a Stockholders notice shall be timely if delivered to, or mailed and received at, the principal executive offices of the corporation (A) not less than 75 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting of Stockholders or special meeting in lieu thereof (the "Anniversary Date") or (B) in the event that the annual meeting of Stockholders is called for a date more than 7 calendar days prior to the Anniversary Date not later than the close of business on the 20th


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calendar day (or if that day is not a business day for the Corporation on the next succeeding business day) following the date on which notice of the date of such meeting was mailed to Stockholders.

        (b) A Stockholder's notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's stock transfer books, of the Stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such Stockholder's name and the name and address of other Stockholders known by such Stockholder to be supporting such proposal on the date of such Stockholder's notice, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by the Stockholder and such beneficial owners (if any) on the date of such Stockholder's notice and by any other Stockholders known by such Stockholder to be supporting such proposal on the date of such Stockholder's notice, and (iv) any financial interest of the Stockholder or of any such beneficial owner in such proposal.

        (c) If the Board of Directors, or a designated committee thereof, determines that any Stockholder proposal was not timely made in accordance with the terms of this section 1.03, such proposal shall not be presented for action at the annual meeting in question. If the Board of Directors, or a designated committee thereof, determines that the information, provided in a Stockholder's notice does not satisfy the informational requirements of this section in any material respect, the Secretary of the Corporation shall promptly notify such Stockholder of the deficiency in the notice. Such Stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five days from the date such deficiency notice is given to the Stockholder, determined by the Board of Directors or such committee. If the deficiency is not cured within such Period, or if the Board of Directors or such committee determines that the additional information provided by the Stockholder, together with the information previously provided, does not satisfy the requirements of this Section 1.03 in any material respect, then such proposal shall not be presented for action at the annual meeting in question.

        (d) Notwithstanding the procedure set forth in the preceding paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any Stockholder proposal as set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the Stockholder proposal was made in accordance with the terms of this
Section 1.03. If the presiding officer determines that a Stockholder proposal was made in accordance with the terms of this Section 1.03, the presiding officer shall so declare at the annual meeting. If the presiding officer determines that a Stockholder proposal was not made in accordance with the provisions of this Section 1.03, the presiding officer shall so declare at the annual meeting and such proposal shall not be acted upon at the annual meeting.

        (e) This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors and committees of the Board of Directors, but


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in connection with such reports, no new business shall be acted upon at such annual meeting except in accordance with the provisions of this Section 1.03.

        1.04. SPECIAL MEETINGS. The Chairman of the Board, the President or a majority of the Board of Directors may call special meetings of the Stockholders. Special meetings of Stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast 45% or more of the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The date, time, place and record date for any special meeting, including a special meeting called at the request of Stockholders, shall be established by the Board of Directors or officer calling the same.

        1.05. NOTICE. Not less than 10 nor more than 90 days before the date of every meeting of Stockholders, written or printed notice of such meeting shall be given to each Stockholder entitled to vote or entitled to notice by statute, stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called. Notice is given to a Stockholder when it is personally delivered to him, left at his residence or usual place of business or mailed to him at his address as it appears in the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which in filed with the records of stockholder meetings or is present at the meeting in person or by proxy.

        1.06. SCOPE OF NOTICE. No business shall be transacted at a special meeting of Stockholders except that specifically designated in the notice of the meeting. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

        1.07. QUORUM. At any meeting of Stockholders, the presence in person or by proxy of Stockholders entitled to cast a majority of the votes shall constitute a quorum; but this Section shall not affect any requirement under any statute or the Articles of Incorporation of the Corporation, as amended or restated (the "Charter"), for the vote necessary for the adoption of any measure. If, however, a quorum is not present at any meeting of the Stockholders, the Stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present and the meeting so adjourned may be reconvened without further notice. At any adjourned meeting at which a quorum in present, any business may be transacted that might have been transacted at the meeting as originally notified. The Stockholders present at a meeting which has been duly called and convened and at which a quorum is present at the time counted may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

        1.08. VOTING. A majority of the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is specifically required by statute, the Charter or these Bylaws, and except that a plurality of all the


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votes cast at a meeting at which a quorum is present is sufficient to elect a director. Unless otherwise provided by statute, the Charter or these Bylaws, each outstanding share (a "Share") of capital stock of the Corporation (the "Stock"), regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of Stockholders. Pursuant to Section 3-702 of the Maryland General Corporation Law, any and all acquisitions of Shares of Stock are hereby exempted from the provisions of Title 3, Subtitle 7 of the Maryland General Corporation Law, which relates to voting rights of certain control shares. Shares of its own Stock directly or indirectly-owned by the Corporation shall not be voted in any meeting and shall not be counted in determining the total number of outstanding Shares entitled to vote at any given time, but Shares of its own voting Stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding Shares at any Driven time.

        1.09. PROXIES. A Stockholder may vote the shares owned of record by him or her, either in person or by proxy executed in writing by the Stockholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

        10. CONDUCT OF MEETING. The Chairman of the Board or, in the absence of the Chairman, the President, or, in the absence of the Chairman, President and Vice Presidents, a presiding officer elected at the meeting, shall preside over meetings of the Stockholders. The Secretary of the Corporation, or, in the absence of the Secretary and Assistant Secretaries, the person appointed by the presiding officer of the meeting shall act as secretary of such meeting.

        1.11. TABULATION OF VOTES. At any annual or special meeting of Stockholders, the presiding officer shall be authorized to appoint a teller for such meeting (the "Teller"). The Teller may, but need not, be an officer or employee of the Corporation. The Teller shall be responsible for tabulating or causing to be tabulated shares voted at the meeting and reviewing or causing to be reviewed all proxies. In tabulating votes, the Teller shall be entitled to rely in whole or in part on tabulations and analyses made by personnel of the corporation, its counsel, its transfer agent, its registrar or such other organizations that are customarily employed to provide such services. The Teller shall be authorized to determine the legality and sufficiency of all votes cast and proxies delivered under the Corporation's Charter, Bylaws and applicable law. The presiding officer may review all determinations made by the Teller hereunder, and in doing so the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the Teller.

        1.12. INFORMAL ACTION BY STOCKHOLDERS. An action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the Stockholders entitled to vote on the subject matter thereof and any other Stockholders entitled to notice of a meeting of Stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consents and waivers are filed with the minutes of proceedings of the Stockholders. Such consents and waivers may be signed by different Stockholders on separate counterparts.


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        1.13. VOTING BY BALLOT. Voting on any question or in any election may be via voce unless the presiding officer shall order or any Stockholder shall demand that voting be by ballot.

                                   ARTICLE II

                                    DIRECTORS

        2.01. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or reserved to the Stockholders by statute, the Charter or these by-laws.

        2.02. NUMBER, TENURE AND QUALIFICATION. The number of Directors of the Corporation shall be that number set forth in the Charter or such other number as malt be designated from time to time by resolution of a majority of the entire-Board of Directors; provided, however, that the number of Directors shall never be more than 11 nor less than the number required by Section 2-402 of the Maryland General Corporation Law, as amended from time to time, and further provided that the tenure of office of a Director shall not be affected by any decrease in the number of Directors. Each Director shall serve for the term set forth in the Charter and until his or her successor is elected and qualified.

        2.03.  NOMINATION OF DIRECTORS.

        (a) Nominations of candidates for election as Directors of the Corporation fit any annual meeting of Stockholders may be made (i) by, or at the direction of, a majority of the Board of Directors or (ii) by any holder of record (both as of the time notice of such nomination is given by the Stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the Corporation's capital stock entitled to vote at such meeting who complies with the procedures set forth in this Section 2.04. Any Stockholder who seeks to make such a nomination, or its representative, must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 2.03 shall be eligible for election as Directors at an annual meeting of Stockholders.

        (b) Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.03. For the first annual meeting of the Corporation following the initial public offering of common stock of the Corporation, notice shall be timely if delivered to, or mailed and received at, the principal executive office of the corporation not later than the close of business on


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the 20th calendar day (or if that day is not a business day for the corporation, the next business day) following the date on which notice of the first annual meeting is mailed or otherwise transmitted to Stockholders. For all subsequent annual meetings of the Corporation, a stockholder's notice shall be timely if delivered to, or mailed and received at, the principal executive offices of the Corporation (i) not less than 75 days nor more than 180 days prior to the Anniversary Date or (ii) in the event that the annual meeting of Stockholders is called for a date more than 7 calendar days prior to the Anniversary Date, not later than the close of business on the 20th calendar day (or if that day is not a business day for, the Corporation, on the next succeeding business day) following the date on which notice of the date of such meeting was mailed to Stockholders.

        (c) A Stockholder's notice of nomination shall set forth as to each person the Stockholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person for the past five years; (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such notice; (iv) such nominee's written consent to be named in the proxy statement as a nominee and to serve as a Director if elected, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as may be deemed necessary or desirable by the Corporation's counsel, in the exercise of his or her discretion. Notice by a Stockholder shall, in addition to the above-referenced information set forth as to the Stockholder giving the notice (A) the name and address, as they appear on the Corporation's stock transfer, books, of such Stockholder and of the beneficial owners (if any) of the stock registered in such Stockholder's name;
(B) the name and address of other stockholders known by such Stockholder to be supporting such nominees on the date of such Stockholder's notice; (C) the class and number of shares of the Corporation's capital stock which are beneficially owned by such Stockholder and such beneficial owners (if any) on the date of such Stockholder notice; and (D) the class and number of shares of the Corporation's capital stock which are beneficially owned by any other Stockholders known by such Stockholder to be supporting such nominees on the date of such Stockholder notice. At the request of the Board of Directors, any person nominated by or at the direction of the Board of Directors for election as a Director at an annual meeting shall furnish to the Secretary of the Corporation that information which would be required to be set forth in a stockholder's notice of nomination of such nominee.

        (d) No person not nominated by the Board of Directors shall be elected by the Stockholders as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.03. If the Board of Directors, or a designated committee thereof, determines that a nomination made by any Stockholder was not timely made in accordance with the terms of this Section, such nomination shall not be considered at the annual meeting in question. If the Board of Directors, or a designated committee thereof, determines that the information provided in a Stockholders notice does not satisfy the informational requirements of, this Section 2.03 in any material respect, the secretary of the, Corporation shall promptly notify such Stockholder of the deficiency in the notice. Such Stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five days from the date such deficiency notice is given to such Stockholder, determined by the Board of Directors or such committee. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by such Stockholder, together with the information previously provided, does not satisfy the requirements of this Section 2.03 in any material respect, such nomination shall not be considered at the annual meeting in question.

        (e) Notwithstanding the procedures get forth in the preceding paragraph, if neither the Board of Directors nor a designated committee thereof makes a determination as to the validity of


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any nominations by any Stockholder as set forth above, the presiding officer of the Stockholders meeting shall determine and declare at the Stockholders meeting whether a nomination was made in accordance with the terms of this Section 2.03. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 2.03, such nomination shall be disregarded, and the Board of Directors shall make all Director nominations on behalf of the Corporation.

        2.04. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors may be held immediately after and at the same place as the annual meeting of Stockholders, or at such other time and place, either within or without the State of Maryland, as is selected by resolution of the Board of Directors, and no notice other than this Bylaw or such resolution shall be necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolutions.

        2.05. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

        2.06. NOTICE. Notice of any special meeting to be provided herein shall be given by written notice delivered personally, telegraphed or telecopied to each Director at his or her business or residence at least 24 hours, or by mail at least five days, prior to the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice, unless specifically required by statute, the Charter or these Bylaws.

        2.07. QUORUM. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a majority of the Board of Directors is present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

        2.08. VOTING. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute, the Charter or these Bylaws.

        2.09. CONDUCT OF MEETINGS. All meetings of the Board of Directors shall be called to order and presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by the President (if a member of the Board of Directors) or, in the absence of the Chairman of the Board and the President, by a member of the Board of Directors selected by the members present. The Secretary of the Corporation, or in the absence of the Secretary, any, Assistant Secretary, shall act as secretary at all meetings of the Board of Directors, and in the absence of the Secretary and Assistant Secretaries, the presiding officer of the meeting shall designate any person to act as secretary of the meeting. Members of the Board of Directors may participate in meetings of the Board of Directors by conference telephone or similar


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
communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes of these Bylaws.

        2.10. RESIGNATION. Any Director may resign from the Board of Directors or any committee thereof at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt of notice of such resignation by the President or the Secretary.

        2.11. REMOVAL OF DIRECTORS. Any director or the entire Board of Directors may, be removed only in accordance with the provisions of the Charter.

        2.12. VACANCIES. The Stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a Director. Furthermore any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority vote of the remaining Directors, although such majority is less than a quorum. Any vacancy occurring in the Board of Directors by reason of an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. A Director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of Stockholders at which the term of the class of Directors to which such Director is elected expires or until his or her successor is elected and qualified.

        2.13. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to between at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by all of the Directors and such written consent is filed with the minutes of the Board of Directors. Consents may be signed by different Directors on separate counterparts.

        2.14. COMPENSATION. An annual fee for services and payment for expenses of attendance at each meeting of the Board of Directors, or of any committee thereof, may be allowed to any Director by resolution of the Board of Directors.

                                   ARTICLE III

                                   COMMITTEES

        3.01. NUMBER, TENURE AND QUALIFICATION. The Board of Directors may appoint from among its members an Executive Committee and other committees, composed of two or more Directors, to serve at the pleasure of the Board of Directors.

        3.02. DELEGATION OF POWER. The Board of Directors may delegate to those committees in the intervals between meetings of the Board of Directors any of the powers of the Board of Directors to manage the business and affairs of the Corporation, except those powers which the Board of Directors is specifically prohibited from delegating pursuant to section 2-411 of the Maryland General Corporation Law.


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
        3.03. QUORUM AND VOTING. A majority of the members of any committee shall constitute a quorum for the transaction of business by such committee, and the act of a majority of the quorum shall constitute the act of the committee.

        3.04. CONDUCT OF MEETING. Each committee shall designate a presiding officer of Such committee, and if not present at a particular meeting, the committee shall select a presiding officer for such meeting. Members of any committee may participate in meetings of such committee by conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes of these Bylaws. Each committee shall keep minutes of its meetings, and report the results of any proceedings at the next succeeding annual or regular meeting of the Board of Directors.

        3.05. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may, be taken without a meeting, if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of proceedings of such committee. Consents may be signed by different matters on separate counterparts.

                                   ARTICLE IV

                                    OFFICERS

        4.01. POWERS AND DUTIES. The Corporation shall have a President, a Secretary and Treasurer. It may also have a Chairman of the Board. The Board of Directors shall designate who shall serve as chief executive officer, who shall have general supervision of the business and affairs of the Corporation, and may designate a chief operating officer, who shall have supervision of the operations of the Corporation. In the absence of the Chairman of the Board, or if there be none, the President shall be the chief executive officer. The same person may hold both offices. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is duly elected and qualified or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. Election or appointment of an officer or agent shall not of itself create contract rights between the corporation and such officer or agent.

        4.02. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The fact that a person is elected to an office, whether or not for a specified term, shall not by itself constitute any undertaking or evidence of any employment obligation of the Corporation to that person.

        4.03. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

        4.04. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Stockholders and of the Board of Directors. Unless the Board of Directors shall otherwise determine, the Chairman of the Board shall be the Chief Executive officer and general manager of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. The Chairman of the Board may sign and execute all deeds, mortgages, bonds, contracts or other obligations or instruments on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. In general, the Chairman of the Board shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

        4.05. PRESIDENT. Unless the Board of Directors shall otherwise determine, the President shall be the Chief operating officer of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Stockholders and of the Board of Directors (if a member of the Board of Directors). The President may sign any deeds, mortgages, bonds, contracts or other obligations or instruments on behalf of the Corporation except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

        4.06. VICE PRESIDENTS. The Board of Directors may appoint one or more Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all, the powers of and be subject to all the restrictions upon the President. Every Vice President shall perform such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

        4.07. SECRETARY. The Secretary shall (i) keep the minutes of the proceedings of the Stockholders and Board of Directors in one or more books provided for that purpose; (ii) see that all notices are dull, given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records of the Corporation; (iv) unless a transfer agent is appointed, keep a register of the post office address of each stockholder that shall be furnished to the Secretary by such Stockholder and have general charge of the Stock Ledger of the Corporation; (v) when authorized by the Board of Directors or the President, attest to or witness all documents requiring the same; (vi) perform all duties as from time to time may be assigned to him or her by the President or by the Board of Directors; and (vii) perform all the duties generally incident to the office of Secretary of a corporation.

        4.08. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Board of Directors may engage a custodian to perform some or all of the duties of the Treasurer, and if a custodian is so engaged then the Treasurer shall be relieved of the responsibilities set forth herein to the extent delegated to such custodian and, unless the Board of Directors otherwise determines, shall have general supervision over the activities of such custodian. The custodian shall not be an officer of the Corporation.

        4.09. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Directors may appoint one or more Assistant Secretaries or Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers (i) shall have the power to perform and shall perform all the duties of the Secretary and the Treasurer, respectively, in such respective officer's absence and (ii) shall perform such duties an shall be assigned to him or her by the Secretary or Treasurer, respectively, or by the President or the Board of Directors.

        4.10. SUBORDINATE OFFICERS. The Corporation shall have such subordinate officers as the Board of Directors may from time to time elect. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the President or any designated committee or officer may prescribe.

        4.11. SALARIES. The salaries, if any, of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary, if any, by reason of the fact that he or she is also a Director of the Corporation.

                                    ARTICLE V

                                      STOCK

        SECTION 5.01. CERTIFICATES FOR STOCK. Each Stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the Stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a vice-president, and countersigned by the secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an Officer who signed it is still an officer when it is issued.

        SECTION 5.02. TRANSFERS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

        SECTION 5.03. RECORD DATES AND CLOSING OF TRANSFER BOOKS. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to Stockholders, including which Stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.07, more than 90 days before the date on which the action rewiring the determination will be taken; the transfer or books may not be closed for a period longer than 20 days; and, in the case of a meeting of Stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

        SECTION 5.04. STOCK LEDGER. The Corporation shall maintain a stock ledger which contains the name and address of each Stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

        SECTION 5.05. CERTIFICATION OF BENEFICIAL OWNER. The Board of Directors may adopt by resolution a procedure by which a Stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the Stockholder are held for the account of a specified person other than the Stockholder. The resolution shall set forth the class of Stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the Stockholder who makes the certification.

        SECTION 5.06. LOST STOCK CERTIFICATES. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of come court having jurisdiction in the premises.

                                   ARTICLE VI

                                     FINANCE

        SECTION 6.01. CHECKS, DRAFTS, ETC. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice-President or an Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

        SECTION 6.02. ANNUAL STATEMENT OF AFFAIRS. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of Stockholders and, within 20 days after the meetings, placed on file at the Corporation's principal office.

        SECTION 6.03. FISCAL YEAR. The fiscal year of the Corporation shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors.

        SECTION 6.04. DIVIDENDS. If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.

        SECTION 6.05. CONTRACTS. To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

                                   ARTICLE VII

                                SUNDRY PROVISIONS

        SECTION 7.01. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of a corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the Bylaws shall be kept at the principal office of the Corporation.

        SECTION 7.02. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, bearing the name of the corporation, which shall be in the charge of the Secretary.

The Board of Directors say authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

        SECTION 7.03. BONDS. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with on or more sureties and in such amount an may be satisfactory to the Board of Directors.

        SECTION 7.04. VOTING UPON SHARES IN OTHER CORPORATIONS. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

        SECTION 7.05. MAIL. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

        SECTION 7.06. EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

        SECTION 7.07. AMENDMENTS. These Bylaws may be repealed, altered, amended or rescinded (a) by the stockholders of the Corporation only by vote of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose an one class) cast at any meeting of Stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission it included in the notice of such meeting) or (b) by vote of two-thirds of the Board of Directors at a meeting held in accordance with the provisions of these Bylaws.

                                  ARTICLE VIII

                                 INDEMNIFICATION

        SECTION 8.01. INDEMNIFICATION. Unless the Board of Directors otherwise determines prospectively in the case of any one or more specified individuals, the Corporation shall indemnify, to the full extent permitted by the Maryland General Corporation Laws, any person who is or was a Director or officer of the corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint ventures trust or other enterprise (an "Indemnified Person"), including the advancement of expenses under procedures provided under such law.

        SECTION 8.02. PROCEDURE. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made Promptly, and in any event within 60 days, upon the written request of the Indemnified Person. The right to indemnification and advances hereunder shall be enforceable by the Indemnified Person in any court of competent jurisdiction, if (i) the corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advancement of expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or
(b) the Corporation has not received either (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not, been met or (ii) a written affirmation by the Indemnified Person of such Indemnified Person's good faith belief that the standard of conduct necessary for Indemnification by the Corporation has been met.

        SECTION 8.03. EXCLUSIVITY, ETC. The indemnification and advance of expenses provided by the charter and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of Stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the corporation arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.

        SECTION 8.04. SEVERABILITY; DEFINITIONS. The invalidity or unenforceability of any provision of this article VIII shall not affect the validity or enforceability of any other provision hereof. The phrase "this Bylaw" in this Article VIII means this Article VIII in its entirety.